April 30, 2021

Rydex Variable Trust

702 King Farm Boulevard, Suite 200

Rockville, MD 20850

Re:	Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as counsel to Rydex Variable Trust, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment No. 74 to the Trust’s Registration Statement on Form N-1A to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about April 30, 2021 (the “Registration Statement”), with respect to the issuance of shares of beneficial interest, with no par value per share (collectively, the “Shares”), of each series of the Trust listed on Schedule A hereto (collectively, the “Funds”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence and good standing of the Trust;

(b)	A copy, certified by the Secretary of State of the State of Delaware, of the Trust’s Certificate of Trust dated June 11, 1998, as filed with the Secretary of State (the “Certificate of Trust”);

(c)

Copies of the Trust’s Amended and Restated Declaration of Trust, dated as of August 27, 2020 (the “Declaration”), Amended and Restated By-Laws, dated as of August 27, 2020 (the “By-Laws”), and resolutions adopted by the Trust’s Board of Trustees authorizing the issuance of the Shares of the Funds (the “Resolutions”), each certified by an authorized officer of the Trust; and

(d)	A printer’s proof of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Commission, will be in substantially the form of the printer’s proof referred to in paragraph (d) above. We also have assumed for the purposes of this opinion that the Certificate of Trust, the Declaration, the By-Laws, and the Resolutions will not have been

April 30, 2021

amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of the issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware. No opinion is given herein as to the choice of law or internal substantive rules of law that any tribunal may apply to such transactions. In addition, to the extent that the Declaration or the By-Laws refer to, incorporate, or require compliance with the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the Declaration, the By-Laws, the Resolutions, and the Registration Statement, will be validly issued, fully paid, and nonassessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

April 30, 2021

Schedule A

Funds

Nova Fund

Inverse S&P 500® Strategy Fund

Inverse NASDAQ-100® Strategy Fund

NASDAQ-100® Fund

Inverse Government Long Bond Strategy Fund

Europe 1.25x Strategy Fund

Japan 2x Strategy Fund

Russell 2000® 1.5x Strategy Fund

Mid-Cap 1.5x Strategy Fund

S&P 500® 2x Strategy Fund

Inverse S&P 500® 2x Strategy Fund

NASDAQ-100® 2x Strategy Fund

Inverse NASDAQ-100® 2x Strategy Fund

Dow 2x Strategy Fund

Russell 2000® 2x Strategy Fund

Inverse Dow 2x Strategy Fund

Inverse Russell 2000® 2x Strategy Fund

Inverse Mid-Cap Strategy Fund

Inverse Russell 2000® Strategy Fund

S&P 500® Fund

Russell 2000® Fund

S&P 500® Pure Value Fund

S&P 500® Pure Growth Fund

S&P MidCap 400® Pure Value Fund

S&P MidCap 400® Pure Growth Fund

S&P SmallCap 600® Pure Value Fund

S&P SmallCap 600® Pure Growth Fund

Strengthening Dollar 2x Strategy Fund

Weakening Dollar 2x Strategy Fund

Government Long Bond 1.2x Strategy Fund

U.S. Government Money Market Fund

Banking Fund

Basic Materials Fund

Biotechnology Fund

Consumer Products Fund

Electronics Fund

Energy Fund

Energy Services Fund

Financial Services Fund

Health Care Fund

Internet Fund

Leisure Fund

Precious Metals Fund

April 30, 2021

Retailing Fund

Technology Fund

Telecommunications Fund

Transportation Fund

Utilities Fund

Real Estate Fund

Commodities Strategy Fund

Multi-Hedge Strategies Fund

Long Short Equity Fund

Global Managed Futures Strategy Fund

High Yield Strategy Fund

Inverse High Yield Strategy Fund